Exhibit 99.1

For Immediate Release February 23, 2022	Investor Contacts: Joseph Jaffoni, Jennifer Neuman, Norberto Aja JCIR (212) 835-2500 AUD@jcir.com	Audacy Contact: Ashok Sinha SVP and Head of Communications (610) 822-0832 Ashok.Sinha@audacy.com

AUDACY REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

Fourth Quarter Net Revenues Increased 8% and Grew 13%

Excluding Political

Full Year Revenues Increased 15% and Full Year

Adjusted EBITDA Increased 48%

Philadelphia, PA — Audacy, Inc. (NYSE: AUD) today reported financial results for the quarter ended December 31, 2021.

David J. Field, President and Chief Executive Officer, stated: “Audacy’s fourth quarter revenues grew 8% over the prior year, 13% ex-political, led by double digit growth in both digital and spot radio. Pandemic recovery continued as an increasing number of disrupted advertisers resumed spending.

In 2021, we accelerated our organizational development through a number of important strategic acquisitions, organic growth initiatives, structural improvements, and content and senior talent additions. This was also the year in which we rebranded the company to reflect our evolution into a leading, multi-platform audio content and entertainment company with scaled audience reach and important leadership positions across the full spectrum of the dynamic, growing audio market. Our 2021 acquisitions of Podcorn and AmperWave, plus BetQL just prior to the start of the year, are important additions to our capabilities that will fuel accelerated growth and enhance how we serve our listeners and customers.

Audacy today is well positioned to capitalize on the exciting growth opportunities within audio at the same time as we anticipate the continuing recovery of radio ad spending. We are off to a very good start to 2022 and our team is excited about the year ahead.”

Fourth Quarter Summary

•

Net revenues for the quarter were $344.7 million, up 8% compared to $319.5 million in the fourth quarter of 2020. Excluding the impact of political advertising, fourth quarter net revenues increased 13% compared to the prior year

•	Core spot revenues (local plus national excluding political) were $218.4 million, up 10% compared to the fourth quarter of 2020

•	Digital revenues were $68.1 million, up 16% compared to the fourth quarter of 2020

•	Total operating expenses for the quarter were $296.6 million, compared to $524.3 million in the fourth quarter of 2020, which included a non-cash impairment charge of $247.4 million

•	Operating income for the quarter was $48.1 million, compared to an operating loss of $204.8 million in the fourth quarter of 2020

•	Adjusted EBITDA for the quarter was $66.2 million, compared to $66.5 million in the fourth quarter of 2020

Recent Company Developments

•

Acquired WideOrbit Streaming. We acquired WideOrbit’s digital audio streaming and ad tech business for approximately $40 million and relaunched it as AmperWave. This acquisition gives us control of our product roadmap to deliver enhanced consumer-facing live and on demand streaming features to our 200 million monthly listeners using the cloud-based distribution and monetization platform. Since acquisition, relaunch and successful integration into the product portfolio, Audacy has begun migrating its stations to the AmperWave streaming platform. In addition to investments to accelerate key platform differentiators, the business unit has also expanded monetization offerings for current clients.

•

Audacy Podcasts Topped Pundits’ 2021 Lists. Audacy’s Cadence13 and Pineapple Street Studios figured prominently on 2021 year-end/best of lists. Pineapple’s 9/12 was the most critically acclaimed podcast in the United States in 2021, and it and Welcome to Your Fantasy were both recognized as shows of the year by the New York Times, Vogue, FT, Variety, The Atlantic, Mashable, Time, Esquire, and The New Yorker. In addition, Cadence13’s We Can Do Hard Things with Glennon Doyle was the #1 Top New Show on Apple Podcasts: Best of 2021.

•

Hard Rock International. We entered into a multi-faceted partnership with Hard Rock International (HRI). As part of the deal, Audacy and HRI will partner on live events at a new flagship performance space in New York City, as well as music festivals and Hard Rock Cafe events around the country and worldwide. Audacy plans to host several events at Hard Rock venues in spring 2022, including the launch of a new concert event, Leading Ladies Live, to celebrate country music’s biggest female stars and rising talent. Audacy and Hard Rock will also partner on existing festivals, including Tortuga Music Festival, in conjunction with Live Nation.

Earnings Conference Call and Company Information

Audacy will hold a conference call and simultaneous webcast regarding the quarterly earnings release on Wednesday, February 23, 2022, at 10:00 AM Eastern Time. To participate in the conference call, please dial 877-407-9208 or 201-493-6784 five minutes prior to the start of the call and provide the following conference name: Audacy, Inc. – Fourth Quarter 2021 Earnings Call. Participants may also listen to a live webcast of the call by visiting

https://viavid.webcasts.com/starthere.jsp?ei=1521201&tp_key=7cb42d0c24 . Questions will only be taken from participants on the conference call. A playback of the conference call will be available for one week by dialing (844) 512-2921 or (412) 317-6671 and inputting the following ID: 13725900. A webcast replay of the conference will be available shortly after the call at the above link. Additional information is available on the Company’s website at www.audacyinc.com.

About Audacy

Audacy, Inc. (NYSE: AUD) is a leading multi-platform audio content and entertainment company with the country’s best collection of local music, news and sports brands, a premium podcast creator, major event producer, and digital innovator. Audacy engages 200 million consumers each month, bringing people together around content that matters to them. Learn more at www.audacyinc.com, Facebook (Audacy Corp) and Twitter (@AudacyCorp).

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units. All references to net debt are outstanding debt net of cash on hand.

Core Spot Revenues consist of local spot plus national spot advertising revenues less political spot advertising revenues.

Station Expenses consist of station operating expenses excluding non-cash compensation expense.

Corporate Expenses consist of corporate general and administrative expenses excluding non-cash compensation expense.

Adjusted EBITDA consists of net income (loss) available to common shareholders, adjusted to exclude: income taxes (benefit); income from discontinued operations, net of income taxes or benefit; total other income or expense; net interest expense; depreciation and amortization; time brokerage agreement fees (income); non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses); refinancing expenses; impairment loss, merger and acquisition costs, restructuring and integration costs, preferred stock dividends; COVID-19 related expenses, non-recurring expenses/recoveries otherwise included in corporate or station expenses, (gain) loss on early extinguishment of debt, and (gain) loss on sale or disposition of assets.

Adjusted Free Cash Flow consists of net income (loss): (i) plus depreciation and amortization; (gain) loss on sale or disposal of assets; non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses); impairment loss; merger and acquisition costs; restructuring and integration costs, (gain) loss on early extinguishment of debt; COVID-19 related expenses, other income and non-recurring expenses/recoveries otherwise included in corporate or station expenses; income from discontinued operations (excluding income taxes or tax benefit); amortization of deferred financing costs and debt premium included in interest expense; refinancing expenses; income taxes (benefit); Adjusted Income Taxes Paid, and Net Capital Expenditures.

Net Capital Expenditures consists of capital expenditures, including amortizable intangibles, adjusted to subtract reimbursed tenant improvement allowances.

Adjusted Income Taxes Paid consist of income tax paid, adjusted to exclude taxes paid related to the gain/loss on sale or exchange of radio station assets; and taxes paid related to the gain/loss on the sale of redundant property.

Non-GAAP Financial Measures

It is important to note that Adjusted EBITDA, Adjusted Free Cash Flow, Net Capital Expenditures and Adjusted Income Taxes Paid are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that these measures are useful as a way to evaluate the Company and the means for Management to evaluate our performance and operations. Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry.

Certain adjusted non-GAAP financial measures are presented in this release. The adjustments include, among other items as defined above, gain/loss on sale of assets, derivative instruments, and investments; non-cash compensation expense, other income, impairment loss, merger and acquisition costs, other expenses related to refinancing, and gain/loss on early extinguishment of debt and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs. Management believes these adjusted non-GAAP measures provide useful information to Management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results. Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these non-GAAP financial measures on an ongoing basis to help track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles. These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies. The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD. This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms S-4, 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. The unaudited pro forma information and same station operating data reflect adjustments and are presented for comparative purposes only and do not purport to be indicative of what has occurred or indicative of future operating results or financial position. Accordingly, the Company’s actual performance may differ materially from those stated or implied herein. The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

AUDACY, INC. FINANCIAL DATA (amounts in thousands, except per share data) (unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
STATEMENTS OF OPERATIONS
Net Revenues	$344,732	$319,495	$1,219,404	$1,060,898

Station Expenses	256,922	238,805	972,792	905,448
Station Expenses—Non-Cash Compensation	1,127	796	4,181	2,348
Corporate Expenses	19,914	20,230	84,658	57,653
Corporate Expenses—Non-Cash Compensation	2,027	2,291	8,753	6,907
Depreciation And Amortization	13,548	12,567	52,238	50,231
Other expenses	426	492	992	553
Impairment Loss	843	247,411	2,214	264,432
Restructuring Charges	1,452	1,671	5,671	11,981
Integration Costs	—	—	—	491
Refinancing Expenses	372	—	845

Total Operating Expenses	296,631	524,263	1,132,344	1,300,044

Operating Income (Loss)	48,101	(204,768)	87,060	(239,146)

Net Interest Expense	25,027	20,987	91,511	87,096
Net (Gain) Loss on Early Extinguishment of Debt	—	—	8,168	—
Net (Gain) Loss on Sale or Disposal of Assets	(4,632)	89	(8,363)	(139)
Other (Income) Expense	—	—	(446)	—

Income (Loss) Before Income Taxes	27,706	(225,844)	(3,810)	(326,103)
Income Taxes (Benefit)	6,296	(63,447)	(238)	(83,879)

Net Income (Loss)	$21,410	$(162,397)	$(3,572)	$(242,224)

Net Income (Loss) Per Share—Basic	$0.16	$(1.21)	$(0.03)	$(1.80)

Net Income (Loss) Per Share—Diluted	$0.16	$(1.21)	$(0.03)	$(1.80)

Dividends Declared And Paid Per Common Share	$0.00	$0.00	$0.00	$0.02

Weighted Common Shares Outstanding—Basic	136,110	134,611	135,981	134,571

Weighted Common Shares Outstanding—Diluted	138,006	134,611	135,981	134,571

SUPPLEMENTAL BREAKDOWN OF REVENUE BY TYPE
Spot (local and national)	222,127	216,852	799,687	705,743
Digital (including podcasting)	68,079	58,800	237,824	189,988
Network	22,463	23,457	84,089	80,346
Sponsorships and Events	20,297	9,607	52,319	42,478
Other	11,766	10,779	45,485	42,343

	$344,732	$319,495	$1,219,404	$1,060,898

Political	$3,700	$18,891	$9,652	$32,285

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
SUPPLEMENTAL BREAKDOWN OF REVENUE BY FORMAT
Music	179,239	171,939	634,941	567,807
Sports	71,158	60,867	251,021	192,939
News/Talk	52,814	54,388	195,169	191,352
Non-format specific	41,521	32,301	138,273	108,800

	$344,732	319,495	$1,219,404	1,060,898

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Net Capital Expenditures	$37,340	$8,932	$76,607	$29,992
Adjusted Income Taxes Paid (Refunded)	$4	$(1,233)	$(300)	$2,724
Cash Dividends On Common Stock Declared And Paid	$—	$—	$—	$2,692

SELECTED BALANCE SHEET DATA	December 31,	December 31,
	2021	2020
Cash and Cash Equivalents	$59,439	$30,964
Senior Debt - Term B-2 Loan (Includes Current Portion)	$632,415	$754,006
Senior Debt - Revolver (Includes Current Portion)	$97,727	$114,727
Senior Secured Notes - 2027	$470,000	$425,000
Senior Secured Notes - 2029	$540,000	$—
Senior Notes	$—	$400,000
Total Shareholders’ Equity	$652,205	$644,738

OTHER FINANCIAL DATA
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020

Reconciliation Of GAAP Net Income (Loss) To Adjusted EBITDA and To Adjusted Free Cash Flow
Net Income (Loss)	$21,410	$(162,397)	$(3,572)	$(242,224)
Income Taxes (Benefit)	6,296	(63,447)	(238)	(83,879)
Net Interest Expense	25,027	20,987	91,511	87,096
Corporate Expenses - Non-Cash Compensation	2,027	2,291	8,753	6,907
Station Expenses - Non-Cash Compensation	1,127	796	4,181	2,348
Depreciation And Amortization	13,548	12,567	52,238	50,231
Other expenses	426	492	992	553
Restructuring Charges	1,452	1,671	5,671	11,981
Integration Costs	—	—	—	491
COVID-19 Related Expenses (Income)	(2,164)	5,413	(2,796)	17,011
Non-Recurring Expenses (Recoveries) Otherwise Included in Corporate Expenses	64	589	5,392	(2,718)
Impairment Loss	843	247,411	2,214	264,432
Contingent Consideration Accretion and Remeasurements	433	—	1,117	—
Refinancing Expenses	372	—	845	—
Net (Gain) Loss On Early Extinguishment Of Debt	—	—	8,168	—

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Other (Income) Expense	—	—	(446)	—
Net (Gain) Loss On Sale Or Disposal of Assets	(4,632)	89	(8,363)	(139)

Adjusted EBITDA	66,229	66,462	165,667	112,090

Net Interest Expense	(25,027)	(20,987)	(91,511)	(87,096)
Deferred Financing Costs Included In Interest Expense	2,033	1,039	5,613	3,981
Amortization Debt Premium Included In Interest Expense	(251)	(848)	(1,582)	(3,395)
Net Capital Expenditures	(37,340)	(8,932)	(76,607)	(29,992)
Adjusted Income Taxes (Paid) Refunded	(4)	1,233	300	(2,724)

Adjusted Free Cash Flow	$5,640	$37,967	$1,880	$(7,136)